Exhibit 10.8
CONTINUING AND UNCONDITIONAL GUARANTY
     1. The Guaranty. FOR VALUE RECEIVED, and to induce Bank of America, N.A. (together with any successors and assigns under the Loan Agreement (as hereinafter defined), the “Bank”) to make the loans or advances contemplated by the Loan Agreement, each of the undersigned (collectively, the “Guarantors”) hereby, jointly and severally, irrevocably and unconditionally guarantees, as primary obligor and not merely as surety, to Bank of America, N.A., as collateral agent for the Bank under the Collateral Agreement (as hereinafter defined) (together with any successor collateral agent, the “Collateral Agent” and, together with the Bank, the “Guarantied Parties”), for the benefit of the Guarantied Parties, the full and prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and the faithful, prompt and complete compliance, by MSLO Emeril Acquisition Sub LLC, a Delaware limited liability company (the “Borrower”), of and with any and all Guarantied Obligations (as hereinafter defined). This Guaranty is intended to provide a continuing guaranty of the payment and performance of the Guarantied Obligations, without limitation as to amounts guarantied hereunder.
     The undertakings and obligations of each Guarantor hereunder are independent of the obligations of the Borrower and a separate action or actions for payment, damages or performance may be brought or prosecuted against such Guarantor, regardless of whether (a) an action is brought against the Borrower or any other guarantor of the Guarantied Obligations or to realize upon any security for the Guarantied Obligations, (b) the Borrower is joined in any such action or actions or (c) notice is given or demand is made upon the Borrower.
     The Bank shall not be required to proceed first against the Borrower, or any other Person, whether primarily or secondarily liable, or against any collateral held by it, before proceeding against any Guarantor for payment.
     2. Definitions. As used in this Guaranty, the following terms shall have the following meanings and shall be subject to the rules of construction set forth in Section 1 of the Loan Agreement.
     (a) “AAA” has the meaning set forth in Section 24(c).
     (b) “Act” has the meaning set forth in Section 24(b).
     (c) “Borrower” has the meaning set forth in Section 1.
     (d) “Claim” has the meaning set forth in Section 24(a).
     (e) “Class Action Waiver” has the meaning set forth in Section 24(h).
     (f) “Collateral Agent” has the meaning set forth in Section 1.

     (g) “Collateral Agreement” means (i) on or prior to the Collateral Replacement Date, the Pledge Agreement dated as of April 4, 2008 by and between the Borrower and Bank of America, N.A., as collateral agent, as such agreement may be amended, amended and restated, supplemented or otherwise modified from time to time, or (ii) after the Collateral Replacement Date, the Security Agreement dated as of the Collateral Replacement Date by and among the Borrower, Martha Stewart Living Omnimedia, Inc. and Bank of America, N.A., as collateral agent, as such agreement may be amended, amended and restated, supplemented or otherwise modified from time to time.
     (h) “Guarantied Obligations” means, collectively, all liabilities, indebtedness, and obligations of the Borrower (and any successor to the Borrower) arising under the Loan Documents, whether direct or indirect, absolute or contingent, secured or unsecured, due or not due, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, now or hereafter existing, whether created directly, indirectly or acquired by assignment or otherwise, whether or not from time to time reduced, extinguished in part or hereafter increased or incurred, whether or not recovery may be or hereafter may become barred by any statute of limitations, whether or not enforceable against the Borrower, and whether due or to become due, including, but not limited to, all extensions or renewals thereof, and all sums payable under or by virtue thereof, including, without limitation, all amounts of principal and interest (including interest accruing after the maturity of any Guarantied Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency or other similar proceeding, relating to the Borrower, whether or not a claim for post-petition interest is allowed in such proceeding), fees, expenses and indemnities provided thereunder, all Swap Obligations, and all costs and expenses of collection with respect to this Guaranty.
     (i) “Guarantied Parties” has the meaning set forth in Section 1.
     (j) “Guarantors” has the meaning set forth in Section 1 and shall include any Person who assumes the obligations under this Guaranty.
     (k) “Loan Agreement” means the Loan Agreement dated as of April 4, 2008 by and among the Borrower, Martha Stewart Living Omnimedia, Inc. and Bank of America, N.A., as such agreement may be amended, amended and restated, supplemented or otherwise modified from time to time.
     (l) “Obligations” shall have the meaning set forth in the Loan Agreement.
     (m) “Swap Obligations” means all obligations of the Borrower arising under any interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, securities puts, calls, collars, options or forwards or any combination of, or option with respect to, these or similar transactions now or hereafter entered into between the Borrower and any Guarantied Party.
     (n) All capitalized terms used herein without definition shall have the meaning set forth in the Loan Agreement.

     3. Rights of Guarantied Parties. Each Guarantor authorizes the Guarantied Parties, without notice or demand and without affecting its liability hereunder, from time to time to:
     (a) renew, compromise, extend, accelerate, or otherwise change the time for payment, or otherwise change the terms, of the Guarantied Obligations or any part thereof, including increase or decrease of the amount thereof or the rate of interest thereon, or otherwise change the terms of any Loan Documents or other documents evidencing the Guarantied Obligations; provided that any Loan Document may only be amended in accordance with its terms;
     (b) receive and hold security for the payment of this Guaranty or any Guarantied Obligations and exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any such security;
     (c) apply such security and direct the order or manner of sale thereof as the Guarantied Parties in their discretion may determine in accordance with the Loan Documents and applicable law;
     (d) release or substitute any Guarantor or any one or more of any endorsers or other guarantors of any of the Guarantied Obligations; and
     (e) permit the Guarantied Obligations to exceed such Guarantor’s liability under this Guaranty, and each Guarantor agrees that any amounts received by any Guarantied Party from any source other than such Guarantor shall be deemed to be applied first to any portion of the Guarantied Obligations not guarantied by such Guarantor.
     4. Guaranty to be Absolute. Each Guarantor agrees that until the Guarantied Obligations have been paid in full and any commitments of the Guarantied Parties or facilities provided by the Guarantied Parties with respect to the Guarantied Obligations have been terminated, such Guarantor shall not be released by or because of the taking, or failure to take, any action that might in any manner or to any extent vary the risks of such Guarantor under this Guaranty or that, but for this paragraph, might discharge or otherwise reduce, limit, or modify such Guarantor’s obligations under this Guaranty. Each Guarantor waives and surrenders any defense to any liability under this Guaranty based upon any such action, including but not limited to any action of any Guarantied Party described in the immediately preceding paragraph of this Guaranty. It is the express intent of each Guarantor that such Guarantor’s obligations under this Guaranty are and shall be absolute and unconditional.
     5. Guarantors’ Waivers of Certain Rights and Certain Defenses. Each Guarantor waives:
     (a) any right to require any Guarantied Party to proceed against the Borrower, proceed against or exhaust any security for the Guarantied Obligations, or pursue any other remedy in such Guarantied Party’s power whatsoever;
     (b) any defense arising by reason of any disability or other defense of Borrower, or the cessation from any cause whatsoever of the liability of the Borrower;

     (c) any defense based on any claim that such Guarantor’s obligations exceed or are more burdensome than those of the Borrower; and
     (d) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder.
No provision or waiver in this Guaranty shall be construed as limiting the generality of any other waiver contained in this Guaranty.
     6. Waiver of Subrogation and Contribution. Until the Guarantied Obligations have been paid in full and any commitments of the Guarantied Parties or facilities provided by the Guarantied Parties with respect to the Guarantied Obligations have been terminated, even though the Guarantied Obligations may be in excess of such Guarantor’s liability hereunder, each Guarantor waives to the extent permitted by applicable law any right of subrogation, reimbursement, indemnification, and contribution (contractual, statutory, or otherwise) including, without limitation, any claim or right of subrogation under the Bankruptcy Code (Title 11, United States Code) or any successor statute, arising from the existence or performance of this Guaranty, and each Guarantor waives to the extent permitted by applicable law any right to enforce any remedy that any Guarantied Party now has or may hereafter have against the Borrower, and waives any benefit of, and any right to participate in, any security now or hereafter held by any of the Guarantied Parties.
     7. Waiver of Notices. Each Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of intent to accelerate, notices of acceleration, notices of any suit or any other action against the Borrower or any other Person, any other notices to any party liable on any Loan Document or other document evidencing any Guarantied Obligation (including such Guarantor), notices of acceptance of this Guaranty, notices of the existence, creation, or incurring of new or additional Guarantied Obligations to which this Guaranty applies, and notices of any fact that might increase such Guarantor’s risk.
     8. Subordination. Any obligations of the Borrower to any Guarantor, now or hereafter existing, including but not limited to any obligations to such Guarantor as subrogee of the Guarantied Parties or resulting from such Guarantor’s performance under this Guaranty, are hereby subordinated to the Guarantied Obligations. In addition to such Guarantor’s waiver of any right of subrogation as set forth in this Guaranty with respect to any obligations of the Borrower to such Guarantor as subrogee of the Guarantied Parties, each Guarantor agrees that, if the Collateral Agent or any other Guarantied Party so requests, such Guarantor shall not demand, take, or receive from the Borrower, by setoff or in any other manner, payment of any other obligations of the Borrower to such Guarantor until the Guarantied Obligations has been paid in full and any commitments of the Guarantied Parties or facilities provided by the Guarantied Parties with respect to the Guarantied Obligations have been terminated. If any payments are received by any Guarantor in violation of such waiver or agreement, such payments shall be received by such Guarantor in trust for the Guarantied Parties and shall be paid over to the Collateral Agent, for the benefit of the Guarantied Parties on account of the Guarantied Obligations, but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Guaranty. Any security interest, lien, or other encumbrance that any Guarantor may now or hereafter have on any property of the Borrower is hereby subordinated to any security interest, lien, or other encumbrance that the Guarantied Parties may have on any such property. Notwithstanding the foregoing, so long as no Default or Event of Default shall have occurred and be continuing, the Borrower may make, and any Guarantor is entitled to accept and receive, payments on any indebtedness owing by the Borrower or to any such Guarantor provided that such indebtedness and payment is permitted under the Loan Agreement.
     9. Partial Invalidity and/or Enforceability of Guaranty. The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision herein and the invalidity or unenforceability of any provision of any Loan Document or other agreement evidencing the Guarantied Obligations as it may apply to any Person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other Persons or circumstances.
     10. Limitation of Guaranty. The liability of each Guarantor that is a Subsidiary of the Borrower shall not exceed at any one time the largest amount during the period commencing with such Guarantor’s execution of this Guaranty and thereafter that would not render such Guarantor’s obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code (Title 11, United States Code) or any comparable provisions of any applicable state law.
     11. Reinstatement of Guaranty. In the event that any Guarantied Party is required to relinquish or return any payments, any collateral securing the Guarantied Obligations or the proceeds thereof, in whole or in part, which had been previously applied to or retained for application against the Guarantied Obligations, by reason of a proceeding arising under any applicable bankruptcy or insolvency law, or for any other reason, this Guaranty shall automatically continue to be effective or be reinstated notwithstanding any previous cancellation or release effected by the Guarantied Parties.
     12. Stay of Acceleration. In the event that acceleration of the time for payment of any of the Guarantied Obligations is stayed upon the insolvency, bankruptcy, or reorganization of the Borrower or otherwise, all such Guarantied Obligations guarantied by any Guarantor shall nonetheless be payable by such Guarantor immediately if requested by the Collateral Agent.
     13. Representations, Warranties and Covenants in Loan Agreement. Each Guarantor (other than the Parent Guarantor) hereby represents and warrants to the Guarantied Parties that the representations and warranties set forth in Section 6 of the Loan Agreement as they relate to such Guarantor and the Loan Documents to which such Guarantor is a party, each of which is incorporated herein by reference, are true and correct on and as of the date hereof, and the Guarantied Parties are entitled to rely on each of them as if they were fully set forth herein; provided, that each reference in each such representation and warranty to the Borrower’s or Parent Guarantor’s knowledge shall, for the purposes of this Section 13, be deemed to be a reference to such Guarantor’s knowledge. Each Guarantor agrees to comply with the covenants set forth in the Loan Agreement to the extent they govern such Guarantor.

     14. No Setoff or Deductions: Taxes.
     (a) Each Guarantor represents and warrants that it is organized in the United States of America. All payments by such Guarantor hereunder shall be paid in full, without setoff or counterclaim or any deduction or withholding whatsoever, including, without limitation, for any and all present and future taxes. If any Guarantor must make a payment under this Guaranty, such Guarantor represents and warrants that it will make the payment from one of its U.S. offices to the Guarantied Parties so that no withholding tax is imposed on the payment. Notwithstanding the foregoing, if any Guarantor makes a payment under this Guaranty to which withholding tax applies or if any taxes (other than taxes on net income and franchise taxes in lieu of net income taxes (i) imposed by the country or any subdivision of the country in which a Guarantied Party’s principal office or actual lending office is located and (ii) measured by the United States taxable income a Guarantied Party would have received if all payments under or in respect of this Guaranty were exempt from taxes levied by such Guarantor’s country) are at any time imposed on any payments under or in respect of this Guaranty including, but not limited to, payments made pursuant to this paragraph, such Guarantor shall pay all such taxes to the relevant authority in accordance with applicable law such that such Guarantied Party receives the sum it would have received had no such deduction or withholding been made (or, if any Guarantor cannot legally comply with the foregoing, such Guarantor shall pay to such Guarantied Party such additional amounts as will result in such Guarantied Party receiving the sum it would have received had no such deduction or withholding been made). Further, such Guarantor shall also pay to each Guarantied Party, on demand, all additional amounts as necessary to preserve the after-tax yield such Guarantied Party would have received if such taxes had not been imposed.
     (b) Each Guarantor shall promptly provide the Collateral Agent with an original receipt or certified copy issued by the relevant authority evidencing the payment of any such amount required to be deducted or withheld.
     15. Information Relating to Borrower. Each Guarantor acknowledges and agrees that it has made such independent examination, review, and investigation of the Guarantied Obligations and the Loan Documents and other documents governing the Guarantied Obligations as such Guarantor deems necessary and appropriate, including, without limitation, any covenants pertaining to such Guarantor contained therein, and shall have sole responsibility to obtain from the Borrower any information required by such Guarantor about any modifications thereto. Each Guarantor further acknowledges and agrees that it shall have the sole responsibility for, and has adequate means of, obtaining from the Borrower such information concerning the Borrower’s financial condition or business operations as such Guarantor may require, and that no Guarantied Party has any duty, and such Guarantor is not relying on any Guarantied Party, at any time to disclose to such Guarantor any information relating to the business operations or financial condition of the Borrower.
     16. Borrower’s Authorization. It is not necessary for any Guarantied Party to inquire into the powers of the Borrower or of the officers, members or agents acting or purporting to act on its behalf, and any Guarantied Obligations made or created in reliance upon the professed exercise of such powers shall be guarantied hereunder, subject to any limitations on any Guarantor’s liability set forth herein.

     17. Remedies. Upon the failure of any Guarantor to fulfill its duty to pay and perform the Guaranteed Obligations as required hereunder, the Collateral Agent, on behalf of the Guarantied Parties, shall have available all of the remedies of a creditor of such Guarantor under all applicable law and without limiting the generality of the foregoing, the Collateral Agent may, at its option and without notice or demand: (a) declare any Guarantied Obligations to be immediately due and payable, at which point such Guarantied Obligations shall become immediately due and payable; and (b) set-off against any or all liabilities of such Guarantor all money owed by any Guarantied Party or any of its agents or affiliates in any capacity to such Guarantor whether or not due, and if exercised by such Guarantied Party, the Guarantied Party shall be deemed to have exercised such right of set-off and to have made a charge against any such money immediately upon the occurrence of such default although made or entered on the books subsequent thereto.
     18. Notices. Unless otherwise provided in this Guaranty or in another agreement between the Collateral Agent and the Guarantors, all notices required under this Guaranty shall be personally delivered or sent by first class mail, postage prepaid, or by overnight courier, to the addresses set forth on the signature page to this Guaranty, or sent by facsimile to the fax numbers listed on the signature, or to such other addresses as the Collateral Agent or any Guarantor may specify from time to time in writing. Notices and other communications shall be effective (i) if mailed, upon the earlier of receipt or five (5) days after deposit in the U.S. mail, first class, postage prepaid, (ii) if telecopied, when transmitted, or (iii) if hand-delivered, by courier or otherwise (including telegram, lettergram or mailgram), when delivered.
     19. Successors and Assigns. This Guaranty (a) binds each Guarantor and such Guarantor’s successors, and assigns, provided that no Guarantor may assign its rights or obligations under this Guaranty without the prior written consent of the Collateral Agent (except that any Guarantor may merge into or consolidate with another Guarantor or the Borrower to the extent permitted by the Loan Agreement) and (b) inures to the benefit of the Guarantied Parties and their indorsees, successors, and assigns. Notwithstanding anything to the contrary in this Section 19, any assignment of a Guarantor’s rights and obligations under this Guaranty through a merger or consolidation of such Guarantor into or with (as applicable) another Guarantor or the Borrower that is permitted under the Loan Agreement shall not require the Collateral Agent’s prior written consent. The Guarantied Parties may, without notice to any Guarantor and without affecting any Guarantor’s obligations hereunder, sell, assign, grant participations in, or otherwise transfer to any other Person the Guarantied Obligations and this Guaranty, in whole or in part. Each Guarantor agrees that the Guarantied Parties may disclose to any assignee or purchaser, or any prospective assignee or purchaser, of all or part of the Guarantied Obligations any and all information in the Guarantied Parties’ possession concerning such Guarantor, this Guaranty, and any security for this Guaranty, provided that such party first agrees in writing to abide by the confidentiality provisions of Section 13.15 of the Loan Agreement or confidentiality restrictions that are substantially similar.
     20. Amendments, Waivers, and Severability. No provision of this Guaranty may be amended or waived except in a written agreement executed by the Collateral Agent and each Guarantor. No failure by any Guarantied Party to exercise, and no delay in exercising, any of its rights, remedies, or powers shall operate as a waiver thereof, and no single or partial exercise of any such right, remedy, or power shall preclude any other or further exercise thereof or the exercise of any other right, remedy, or power. The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision of this Guaranty.
     21. Costs and Expenses. Each Guarantor agrees, jointly and severally, to pay on demand all costs of collection and reasonable attorney’s fees, including allocated costs of in-house counsel to the extent permitted by applicable law, and all other costs and expenses that may be incurred by the Collateral Agent and each of the other Guarantied Parties in connection with (a) the enforcement of this Guaranty or (b) the preservation, protection, or enforcement of any rights of the Guarantied Parties in any case commenced by or against any Guarantor or the Borrower under the Bankruptcy Code (Title 11, United States Code) or any other bankruptcy, insolvency or similar law.
     22. Governing Law and Jurisdiction. This Guaranty shall be governed by and construed and enforced in accordance with the law of the State of New York. To the extent that the Bank has greater rights or remedies under federal law, whether as a national bank or otherwise, this paragraph shall not be deemed to deprive any Guarantied Party of such rights and remedies as may be available under federal law. Jurisdiction and venue for any action or proceeding to enforce this Guaranty shall be the forum appropriate for such action or proceeding against the Borrower, to which jurisdiction each Guarantor and Guarantied Party irrevocably submits and to which venue such Guarantor and Guarantied Party waives to the fullest extent permitted by law any defense asserting an inconvenient forum in connection therewith. It is provided, however, that if any Guarantor owns property in another state, notwithstanding that the forum for enforcement action is elsewhere, the Bank may commence a collection proceeding in any state in which such Guarantor owns property for the purpose of enforcing provisional remedies against such property. Service of process in connection with such action or proceeding shall be binding if sent by registered or certified mail to a party to this Guaranty at such party’s address listed on the signature page to this Guaranty or to such other addresses as the Collateral Agent or any Guarantor may specify from time to time in writing in accordance with Section 18.
     23. Waiver of Consequential Damages. Each Guarantor hereby irrevocably and unconditionally waives, to the maximum extent not prohibited by law, any right it may have to claim or recover any special, punitive, indirect or consequential damages relating to this Guaranty or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date).
     24. Dispute Resolution. This paragraph, including the subparagraphs below, is referred to as the “Dispute Resolution Provision.” This Dispute Resolution Provision is a material inducement for the parties entering into this agreement.
     (a) This Dispute Resolution Provision concerns the resolution of any controversies or claims between the parties, whether arising in contract, tort or by statute, including but not limited to controversies or claims that arise out of or relate to: (i) this Guaranty (including any renewals, extensions or modifications); or (ii) any document related to this Guaranty (collectively a “Claim”). For the purposes of this Dispute Resolution Provision only, the term “parties” shall include any parent corporation, subsidiary or affiliate of the Bank involved in the servicing, management or administration of any obligation described or evidenced by this Guaranty.
     (b) At the request of any party to this Guaranty, any Claim shall be resolved by binding arbitration in accordance with the Federal Arbitration Act (Title 9, U.S. Code) (the “Act”). The Act will apply even though this Guaranty provides that it is governed by the law of the State of New York.
     (c) Arbitration proceedings will be determined in accordance with the Act, the then-current rules and procedures for the arbitration of financial services disputes of the American Arbitration Association or any successor thereof (“AAA”), and the terms of this Dispute Resolution Provision. In the event of any inconsistency, the terms of this Dispute Resolution Provision shall control. If AAA is unwilling or unable to (i) serve as the provider of arbitration or (ii) enforce any provision of this arbitration clause, the Bank may designate another arbitration organization with similar procedures to serve as the provider of arbitration.
     (d) The arbitration shall be administered by AAA and conducted, unless otherwise required by law, in any U.S. state where real or tangible personal property collateral for this credit is located or if there is no such collateral, in the state specified in the governing law section of this Guaranty. All Claims shall be determined by one arbitrator; however, if Claims exceed Five Million Dollars ($5,000,000), upon the request of any party, the Claims shall be decided by three arbitrators. All arbitration hearings shall commence within ninety (90) days of the demand for arbitration and close within ninety (90) days of commencement and the award of the arbitrator(s) shall be issued within thirty (30) days of the close of the hearing. However, the arbitrator(s), upon a showing of good cause, may extend the commencement of the hearing for up to an additional sixty (60) days. The arbitrator(s) shall provide a concise written statement of reasons for the award. The arbitration award may be submitted to any court having jurisdiction to be confirmed and have judgment entered and enforced.
     (e) The arbitrator(s) will give effect to statutes of limitation in determining any Claim and may dismiss the arbitration on the basis that the Claim is barred. For purposes of the application of any statutes of limitation, the service on AAA under applicable AAA rules of a notice of Claim is the equivalent of the filing of a lawsuit. Any dispute concerning this arbitration provision or whether a Claim is arbitrable shall be determined by the arbitrator(s), except as set forth at paragraph (h) of this Dispute Resolution Provision. The arbitrator(s) shall have the power to award legal fees pursuant to the terms of this Guaranty.
     (f) This paragraph does not limit the right of any party to: (i) exercise self-help remedies, such as but not limited to, setoff; (ii) initiate judicial or non-judicial foreclosure against any real or personal property collateral; (iii) exercise any judicial or power of sale rights, or (iv) act in a court of law to obtain an interim remedy, such as but not limited to, injunctive relief, writ of possession or appointment of a receiver, or additional or supplementary remedies.
     (g) The filing of a court action is not intended to constitute a waiver of the right of any party, including the suing party, thereafter to require submittal of the Claim to arbitration.

     (h) Any arbitration or trial by a judge of any Claim will take place on an individual basis without resort to any form of class or representative action (the “Class Action Waiver”). Regardless of anything else in this Dispute Resolution Provision, the validity and effect of the Class Action Waiver may be determined only by a court and not by an arbitrator. The parties to this Guaranty acknowledge that the Class Action Waiver is material and essential to the arbitration of any disputes between the parties and is nonseverable from the agreement to arbitrate Claims. If the Class Action Waiver is limited, voided or found unenforceable, then the parties’ agreement to arbitrate shall be null and void with respect to such proceeding, subject to the right to appeal the limitation or invalidation of the Class Action Waiver. The Parties acknowledge and agree that under no circumstances will a class action be arbitrated.
     (i) By agreeing to binding arbitration, the parties irrevocably and voluntarily waive any right they may have to a trial by jury in respect of any Claim. Furthermore, without intending in any way to limit the agreement to arbitrate, to the extent any Claim is not arbitrated, the parties irrevocably and voluntarily waive any right they may have to a trial by jury in respect of such Claim. This waiver of jury trial shall remain in effect even if the Class Action Waiver is limited, voided or found unenforceable. WHETHER THE CLAIM IS DECIDED BY ARBITRATION OR BY TRIAL BY A JUDGE, THE PARTIES AGREE AND UNDERSTAND THAT THE EFFECT OF THIS DISPUTE RESOLUTION PROVISION IS THAT THEY ARE GIVING UP THE RIGHT TO TRIAL BY JURY TO THE EXTENT PERMITTED BY LAW.
     THIS WRITTEN GUARANTY AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
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     25. Counterparts. This Guaranty may be executed in as many counterparts as necessary or convenient, and by the different parties on separate counterparts each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same agreement. Signatures may be delivered via telecopy of in PDF format via electronic mail and signatures delivered by such means shall be deemed originals for all purposes.
     Executed this 4th day of April, 2008.

MARTHA STEWART LIVING OMNIMEDIA, INC.
By:	/s/ Howard Hochhauser
	Name:	Howard Hochhauser
	Title:	CFO

MSO IP HOLDINGS, INC.
By:	/s/ Howard Hochhauser
	Name:	Howard Hochhauser
	Title:	EVP, Treasurer

MARTHA STEWART, INC.
By:	/s/ Howard Hochhauser
	Name:	Howard Hochhauser
	Title:	Treasurer and Secretary

BODY AND SOUL OMNIMEDIA, INC.
By:	/s/ Howard Hochhauser
	Name:	Howard Hochhauser
	Title:	EVP, Treasurer
[Signature page to Guaranty]

MSLO PRODUCTIONS, INC.
By:	/s/ Howard Hochhauser
	Name:	Howard Hochhauser
	Title:	EVP, Treasurer

MSLO PRODUCTIONS — HOME, INC.
By:	/s/ Howard Hochhauser
	Name:	Howard Hochhauser
	Title:	EVP, Treasurer

MSLO PRODUCTIONS — EDF, INC.
By:	/s/ Howard Hochhauser
	Name:	Howard Hochhauser
	Title:	EVP, Treasurer

FLOUR PRODUCTIONS, INC.
By:	/s/ Howard Hochhauser
	Name:	Howard Hochhauser
	Title:	EVP, Treasurer

Address for notices to each	Address for notices to each Guarantor:
Guarantied Party:
Martha Stewart Living Omnimedia, Inc.
767 Fifth Avenue, Floor 12A	11 West 42nd Street
New York, NY 10153	New York, NY 10036
Attention: Jane R. Heller	Attention: Chief Financial Officer
Telecopy: 212-407-5402	Telecopy: 212-827-8551
[Signature page to Guaranty]